EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19426, 33-32235, 33-32243, 33-37464, 33-
42817, 33-42818, 33-51764, 33-51756, 2-60117, 2-80183, 2-61333, 2-76167,
2-89417, 33-50777, 33-52197, 33-59165, 33-42818, and 33-61777) of Storage
Technology Corporation of our report dated February 23, 1996 appearing on Page F-31 of this Form 10-K.



PRICE WATERHOUSE LLP

Denver, Colorado
March 8, 1996